UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/05/2007

TRIMERIS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-23155

DE	561808663
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3500 Paramount Parkway, Morrisville, NC 27560
(Address of principal executive offices, including zip code)

(919) 419-6050
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 5, 2007, Trimeris, Inc. (the "Company") received notification from Hickey and Hill, Inc. ("Hickey and Hill"), E. Lawrence Hill, Jr. and Daniel Ratto of termination of the Executive Engagement Agreement between the Company and Hickey and Hill, and E. Lawrence Hill, Jr. and the Executive Engagement Agreement between the Company, and Hickey and Hill and Daniel Ratto, each dated August 2, 2007. The termination is effective January 2, 2008.

As a result of the termination of the Exeuctive Engagement Agreements, Mr. E. Lawrence Hill, Jr. will no longer serve as President and Chief Operating Officer of the Company effective January 2, 2008, and Mr. Daniel Ratto will no longer serve as Chief Financial Officer of the Company, effective January 2, 2008.

Item 9.01.    Financial Statements and Exhibits

(a) Notice of Termination of Engagements dated October 5, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS, INC.

Date: October 10, 2007	By:	/s/ Daniel Ratto
Daniel Ratto
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Notice of Termination of Engagements dated October 5, 2007.